Exhibit 3(ii)
AMENDED AND RESTATED BYLAWS

OF

USA TECHNOLOGIES, INC.
(a Pennsylvania corporation)

__________________

ARTICLE I

Offices and Fiscal Year

Section 1.01. Registered Office.--The registered office of the corporation in the Commonwealth of Pennsylvania shall be 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, until otherwise established by an amendment of the articles of incorporation (the "articles") or by the board of directors and a record of such change is filed with the Department of State in the manner provided by law.

Section 1.02. Other offices.--The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require.

Section 1.03. Fiscal Year.--The fiscal year of the corporation shall begin on the first day of July in each year.

ARTICLE II

Notice - Waivers - Meetings Generally

Section 2.01. Manner of Giving Notice.

(a)           General Rule.--Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission to the address (or to the telex, TWX, facsimile or telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of facsimile transmission when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

(b)           Adjourned Shareholder Meetings.--When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03.

Section 2.02. Notice of Meetings of Board of Directors.--Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

Section 2.03. Notice of Meetings of Shareholders

(a)           General Rule.--Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 19 or (2) five days prior to the day named for the meeting in any other case. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b)           Notice of Action by Shareholders on Bylaws.--In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be affected thereby.

(c)           Notice of Action by Shareholders on Fundamental Change.--In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 19, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19.

(d)           Notice of Action by Shareholders Giving Rise to Dissenters Rights.--In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting:

(1) a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

(2) a copy of Subchapter 15D.

Section 2.04. Waiver of Notice.

(a)           Written Waiver.--Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b)           Waiver by Attendance.--Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.05. Modification of Proposal Contained in Notice.--Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 2.06. Exception to Requirement of Notice.

(a)           General Rule.--Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that parson shall not be required.

(b)           Shareholders Without Forwarding Addresses.--Notice or other communications need not be sent to any shareholder with who the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

Section 2.07. Use of Conference Telephone and Similar Equipment.--Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE III

Shareholders

Section 3.01. Place of Meeting.--All meetings of the shareholders of the corporation shall be held at the registered office of the corporation or such other place as may be designated by the board of directors in the notice of a meeting.

Section 3.02.  Annual Meeting.

(a) The board of directors shall fix and designate the annual meeting of the shareholders to be held on or about June 15 in each calendar year, on a date no earlier than June 8 and no later than June 30, at 10 o’clock A.M.; provided, however, the 2011 annual meeting of the shareholders shall be held on June 13, 2011. At said annual meeting, the shareholders then entitled to vote shall elect directors: (a) at the annual meetings of shareholders on June 15, 2010 and on June 13, 2011, for the three classes of directors with each class having a staggered term and shall transact such other business as may properly be brought before the meeting; and (b) at the annual meetings of shareholders commencing on or about June 15, 2012, and continuing thereafter, for one year terms and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within thirty days of the required time, any shareholder or director may call the annual meeting at any time thereafter.

(b) Nominations of persons for election to the board of directors of the corporation at an annual meeting of shareholders, or the proposal of business to be considered by the shareholders at an annual meeting of shareholders, shall only be made:

(1) pursuant to the corporation’s notice of the annual meeting (or any supplement thereto) given by or at the direction of the board of directors; or

(2) if otherwise properly brought before the annual meeting by or at the direction of the board of directors; or

(3) if brought before the annual meeting by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section 3.02, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in this Section 3.02.

(c) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph (b) of this Section 3.02, the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for shareholder action under these Bylaws and Pennsylvania law. To be timely, a shareholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of (i) the 60th day prior to the annual meeting, or (ii) the 10th day following (x) the date on which public announcement of the date of the meeting is first made by the corporation or (y) the date notice of the meeting is first mailed to shareholders. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Only such persons who are nominated by a shareholder in accordance with the procedures set forth in this Section 3.02 shall be eligible to be elected as a director at any annual meeting. Notwithstanding the foregoing, if the corporation is required under Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) to include a shareholder’s proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this paragraph (c) of Section 3.02 with respect to such proposal.

(d) A shareholder’s notice to the secretary of the corporation relating to the nomination of directors shall set forth:

(1) as to each person whom the shareholder proposes to nominate for election or reelection as a director: the name and address of such person and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected); and

(2) as to the shareholder giving notice (i) the name and address of such shareholder, as it appears on the corporation’s share transfer books who intends to make the nomination (“Nominating Shareholder”); (ii) the name and address of the beneficial owner, if different than the Nominating Shareholder, of any of the shares owned of record by the Nominating Shareholder (“Beneficial Owner”); (iii) the number of shares of each class and series of shares of the corporation which are owned of record and beneficially by the Nominating Shareholder and the number which are owned beneficially by any Beneficial Owner; (iv) a description of any arrangements or understandings between the Nominating Shareholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; and (v) a representation that the Nominating Shareholder is at the time of giving the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the corporation entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

(e) A shareholder’s notice to the secretary of the corporation relating to other business shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) the name and address of such shareholder, as it appears on the corporation’s share transfer books who intends to bring the business before the annual meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, of any of the shares owned of record by the Proposing Shareholder (“Beneficial Owner”); (iii) the number of shares of each class and series of shares of the corporation which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any Beneficial Owner; (iv) any interest which the Proposing Shareholder or a Beneficial Owner has in the business being proposed by the Proposing Shareholder; (v) a description of any arrangements or understandings between the Proposing Shareholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the notice is being made; (vi) a description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the corporation adopt; and (vii) a representation that the Proposing Shareholder is at the time of giving the notice, was or will be on the record date for the annual meeting, and will be on the annual meeting date a holder of record of shares of the corporation entitled to vote at the annual meeting, and intends to appear in person or by proxy at the annual meeting to bring the business specified in the notice before the annual meeting.

(f) The chairman of the annual meeting shall if the facts warrant, determine and declare to the meeting that the proposed business or nomination, as the case may be, was not properly brought before the meeting in compliance with the provisions of this Section 3.02, and if he shall so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted, and any defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.02.

Section 3.03 Special Meetings.

(a) A special meeting of the shareholders for any purpose or purposes shall be called only by the chairman of the board of directors, the chief executive officer, or the board of directors. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Special meetings of the shareholders may also be called by the holders of at least 20% of the combined voting power of the then outstanding shares entitled to vote at the particular meeting; provided, however, that a special meeting may not be called by any shareholder or shareholders for the purpose of electing or removing any director or directors of the corporation. Upon request in writing sent by registered mail to the chairman of the board of directors or chief executive officer of the corporation by any shareholder or shareholders entitled to call a special meeting of the shareholders pursuant to this Section 3.03(a), the board of directors shall determine a place and time for such meeting, which time shall not be less than ninety (90) nor more than one hundred and twenty (120) days after the receipt of such request, and a record date for the determination of shareholders entitled to vote at such meeting in the manner set forth in Section 3.12 hereof. Following such receipt, it shall be the duty of the secretary of the corporation to cause notice to be given to the shareholders entitled to vote at such meeting, in the manner set forth in Section 2.03 hereof, that a meeting will be held at the time and place so determined.

(b) Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors, or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3.03, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 3.03(b). In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice in the form required by paragraph (d) of Section 3.02 of these Bylaws shall be received by the secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the later of (i) the 60th day prior to such special meeting, or (ii) the 10th day following (x) the date on which public announcement is first made of the date of the special meeting or (y) the date notice of the meeting is first mailed to shareholders. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder’s notice as described above. Only such persons who are nominated by a shareholder in accordance with the procedures set forth in this Section 3.03 shall be eligible to be elected as a director at any special meeting.

(c) The chairman of the special meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 3.03 and, if any proposed nomination is not in compliance with this Section 3.03, to declare that such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Sections 3.03.

Section 3.04. Quorum and Adjournment.

(a)           General Rule.--A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b)           Withdrawal of a Quorum.--The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c)           Adjournments Generally.--Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct, except that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.

(d)           Elective Directors at Adjourned Meeting.--Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

(e)           Other Action in Absence of Quorum.--Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 3.05. Action by Shareholders.--Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

Section 3.06. Organization.--At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.07. Voting Rights of Shareholders.--Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

Section 3.08. Voting and Other Action by Proxy.

(a)           General Rule.--

(1) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.

(2) The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder.

(3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)           Execution and Filing.--Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-tact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1) may be treated as properly executed for purposes of this subsection; and

(2) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

(c)           Revocation.--A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

(d)           Expenses.--The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

Section 3.09. Voting by Fiduciaries and Pledgees.--Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

Section 3.10. Voting by Joint Holders of Shares.

(a)           General Rule.--Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b)           Exception.--If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement, under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 3.11.  Voting by Corporations.

(a)           Voting by Corporate Shareholders.--Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

(b)           Controlled Shares.--Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 3.12. Determination of Shareholders of Record.

(a)           Fixing Record Date.--The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

(b)           Determination When a Record Date is Not Fixed.--If a record date is not fixed:

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary, to call a special meeting or to propose an amendment of the articles shall be the close of business on the day on which the first written consent or dissent, request for a special meeting or petition proposing an amendment of the articles is filed with the secretary of the corporation.

(3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c)           Certification by Nominee.--The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified parson or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 3.13. Voting Lists.

(a)           General Rule.--The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

(b)           Effect of List.--Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 3.14. Judges of Election.

(a)           Appointment.--In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

(b)           Vacancies.--In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c)           Duties.--The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d)           Report.--On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 3.15. Consent of Shareholders in Lieu of Meeting.

(a)           Unanimous Written Consent.--Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.

(b)           Partial Written Consent.--Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the corporation. The action shall not become effective until after at least ten days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

Section 3.16. Minors as Securityholders.--The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

ARTICLE IV

Board of Directors

Section 4.01. Powers; Personal Liability.

(a)           General Rule.--Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

(b)           Fundamental Transactions.--Where any provision of 15 Pa.C.S. Ch. 19 requires that an amendment of the articles or a plan be proposed by action of the board of directors, that requirement shall be construed to authorize and be satisfied by the written agreement of all of the shareholders of a business corporation.

(c)           Personal Liability of Directors.--

(1) A director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys fees and disbursements)) for any action taken, or any failure to take any action, unless:

(i) the director has breached or failed to perform the duties of his or her office under subchapter 17B of the Business Corporation Law (or any successor provision); and

(ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(2) The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

(d)           Notation of Dissent.--A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

Section 4.02. Qualifications and Selection of Directors.

(a)           Qualifications.--Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.

(b)           Power to Select Directors.--Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders.

(c)           Nominations of Directors. Nominees for election to the board of directors at any special or annual meeting of the shareholders shall be selected by the board of directors or a committee of the board of directors to which the board of directors has delegated the authority to make such selections pursuant to Section 4.11 of these Bylaws. Nominees for election to the board of directors at any special or annual meeting of the shareholders may also be selected by shareholders, provided that such nominations are made in accordance with, and accompanied by the information required by, Section 3.02 (relating to annual meetings of shareholders) or Section 3.03 (relating to special meetings of shareholders). If the board of directors is classified with respect to the terms of directors, and if, due to a vacancy or vacancies, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately. Any shareholder may nominate as many persons for the office of director as there are positions to be filled.

(d)           Election of Directors.--In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

Section 4.03. Number and Term of Office.

(a)           Number.-- The board of directors shall consist of nine members.

(b)           Term of Office.

(i) Until December 31, 2011 the directors shall be classified, with respect to the time for which they severally hold office, into three classes. The initial term of office of the directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of shareholders following the initial annual meeting at which such class was elected; the term of directors of the second class shall expire at the second annual meeting of shareholders following the initial annual meeting at which such class was elected; and the term of directors of the third class shall expire at the third annual meeting of shareholders following the initial annual meeting at which such class was elected. Except as provided in the last sentence of this Section 4.03(b)(i), at each annual meeting of shareholders following the annual meeting of shareholders on June 15, 2010, the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the third annual meeting of shareholders following the annual meeting at which such class of directors was elected. Each director (of any class or whenever elected) shall hold office until his or her successor has been selected and qualified, or until his or her earlier death, resignation or removal. The term of office of any director whose term would otherwise extend beyond the annual meeting to be held on or about June 15, 2012, shall expire at such annual meeting on or about June 15, 2012 without any further action required by the Company.

(ii) Beginning on January 1, 2012 and thereafter, the term of office of each director shall be one year. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. Any director who was elected to a term of office whose term would otherwise extend beyond the annual meeting to be held on or about June 15, 2012, shall expire at such annual meeting on or about June 15, 2012 without any further action required by the Company. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c)           Resignation.--Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 4.04. Vacancies.

(a)           General Rule.--Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b)           Action by Resigned Directors.--When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.05. Removal of Directors.

(a)           Removal by the Shareholders.--The entire board of directors, or any class of the board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon without assigning any cause. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting.

(b)           Removal by the Board.--The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

Section 4.06. Place of Meeting.--Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.07. Organization of Meetings.--At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.08. Regular Meetings.--Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

Section 4.09. Special Meetings.--Special meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors.

Section 4.10. Quorum of and Action by Directors.

(a)           General Rule.--A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

(b)           Action by Written Consent.--Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

Section 4.11. Executive and other Committees.

(a)           Establishment and Powers.--The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

(1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

(2) The creation or filling of vacancies in the board of directors.

(3) The adoption, amendment or repeal of these bylaws.

(4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

(5) Action on matters committed by a resolution of the board of directors to another committee of the board.

(b)           Alternate Committee Members.--The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c)           Term.--Each committee of the board shall serve at the pleasure of the board.

(d)           Committee Procedures.--The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

Section 4.12. Compensation.--The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

ARTICLE V

Officers

Section 5.01. Officers Generally.

(a)           Number, Qualifications and Designation.--The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. Any number of offices may be held by the same person.

(b)           Bonding.--The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

(c)           Standard of Care.--In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles of incorporation, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

Section 5.02. Election, Term of office and Resignations.

(a)           Election and Term of office.--The officers of the corporation, except those elected by delegated authority pursuant to section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b)           Resignations.--Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation

Section 5.03. Subordinate Officers, Committees and Agents.--The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.04. Removal of Officers and Agents.--Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.05. Vacancies.--A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.06. Authority.--All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

Section 5.07. The Chairman of the Board.--The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors. As chief executive officer, he shall have general supervision over the affairs of the corporation, subject to the policies and directives of the board of directors, and shall supervise and direct all officers and employees of the corporation, but may delegate in his discretion any of his powers as chief executive officer to any officer or such other executives as he may designate.

Section 5.08. The President.--The president shall be the chief operating officer of the corporation and shall perform such other duties as may, from time to time be requested by the board of directors or the chairman of the board. As chief operating officer, he shall have general supervision over the operations of the corporation, subject however, to the supervision and control of the board of directors and the chairman of the board, and shall supervise and direct all operating officers and employees of the corporation, but may delegate in his discretion any of his powers as chief operating officer to any officer or such other executives as he may designate.

Section 5.09. Execution of Documents. Either the chairman of the board or the president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, except in cases where required or permitted by law to be otherwise signed and executed and in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation.

Section 5.10. The Vice President.--The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.

Section 5.11. The Secretary.--The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.12. The Treasurer.--The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.13. Salaries.--The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

Section 5.14. Authority.--All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

ARTICLE VI

Certificates of Stock, Transfer, Etc.

Section 6.01 Share Certificates.

(a)           Form of Certificates. Shares of the corporation's capital stock may be represented by certificates or may be uncertificated, to the extent determined by the board of directors. To the extent they are issued, certificates of stock shall be issued in numerical order, registered in the share register or transfer books of the corporation as they are issued, and shall be signed by the President or a Vice President, and the Secretary or the Treasurer, or in such other manner as the corporation may determine, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation it self or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state: (i) that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania; (ii) the name of the person to whom issued; (iii) the number and class of shares and the designation of the series, if any, which such certificate represents; and (iv) the par value of each share represented by such certificate, or a statement that such shares are without par value. If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation, if any, shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

(b)           Share Register. The share register or transfer books and blank share certificates, if any, shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

Section 6.02. Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation. Stock certificates, if any, shall be surrendered and endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. § 8101 et seq., and its amendments and supplements.

Section 6.03. Record Holder of Shares. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.04. Lost, Destroyed or Mutilated Certificates. The holder of any certificate of shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefore, and the board of directors may, in its discretion, direct that the shares shall be uncertificated or cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

ARTICLE VII

Indemnification of Directors, Officers and
Other Authorized Representatives

Section 7.01. Scope of Indemnification.

(a)           General Rule.--The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

(1) where such indemnification is expressly prohibited by applicable law:

(2) where the conduct of the indemnified representative has been finally determined pursuant to Section 7.06 or otherwise:

(i) to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. § 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

(ii) to be based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

(3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 7.06 to be otherwise unlawful.

(b)           Partial Payment.--If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(c)           Presumption.--The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contenders or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

(d)           Definitions.--For purposes of this Article:

(1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(2) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

(3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

(4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

Section 7.02. Proceedings Initiated by Indemnified  Representatives.--Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 7.03. Advancing Expenses.--The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 7.04. Securing of Indemnification Obligations.--To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 7.05. Payment of Indemnification.--An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

Section 7.06. Arbitration.

(a)           General Rule.--Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

(b)           Burden of Proof.--The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

(c)           Expenses.--The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

(d)           Effect.--Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.01(a)(2) in a proceeding not directly involving indemnification, under this Article. This arbitration provision shall be specifically enforceable.

Section 7.07. Contribution.--If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 7.08. Mandatory Indemnification of Directors,  Officers, etc.--To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1741 or 1742 of the Business Corporation Law or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Section 7.09. Contract Rights; Amendment or Repeal.--All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 7.10. Scope of Article.--The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 7.11. Reliance on Provisions.--Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

Section 7.12. Interpretation.--The provisions of this Article are intended to constitute bylaws authorized by 15 Pa.C.S. § 1746.

ARTICLE VIII

Miscellaneous

Section 8.01. Corporate Seal.--The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

Section 8.02. Checks.--All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate.

Section 8.03. Contracts.--Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 8.04. Interested Directors or Officers; Quorum.

(a)           General Rule.--A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

(b)           Quorum.--Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

Section 8.05. Deposits.--All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.

Section 8.06. Corporate Records.

(a)           Required Records.--The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b)           Right of Inspection.--Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

Section 8.07. Financial Retorts.--Unless otherwise agreed between the corporation and a shareholder, the corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the corporation and one or more of its subsidiaries. The financial statements shall be mailed by the corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the corporation to any shareholder or beneficial owner entitled thereto to when a copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the corporation:

(1) Stating his or her reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation.

(2) Describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

Section 8.08. Amendment of Bylaws.--These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.03(b) (relating to notice of action by shareholders on bylaws).

Notwithstanding subsection (ii) of the first sentence of the foregoing paragraph of this Section 8.08, the board of directors shall not take any action to amend, repeal or modify the following provisions of these By-laws, or make any other amendments to the By-laws that would have the effect of amending, repealing or modifying such provisions, unless (i) at least 66% of the independent directors of the Company then in office shall have approved such amendment, repeal or modification, and (ii) during the period of time up to and including the June 2012 annual meeting of shareholders that any SAVE Nominee (as defined below) is a member of the Board, at least one SAVE Nominee approved such repeal, amendment or modification: Section 3.02(a); Section 4.03(a); Section 4.03(b); the second, third and fourth sentences of Section 3.03(a); and this sentence of Section 8.08. For purposes of this paragraph, the term “independent directors” shall mean directors of the corporation that are independent under the independence standards applicable to the corporation under paragraph (a)(1) of Item 407 of Regulation S-K promulgated by the Securities and Exchange Commission as such Item may be amended from time to time or any successor thereto. “SAVE Nominee” shall mean any member of the board of directors of the Company who was originally appointed or selected for nomination by the Shareholder Advocates for Value Enhancement pursuant to that certain Settlement Agreement, dated February 4, 2010, by and among the Company and the other parties thereto.

Dated: February 4, 2010